NAME OF REGISTRANT:
Franklin Investors Securities Trust
File No. 811-04986

EXHIBIT ITEM No. 77I(b): Terms of new or amended securities

October 1, 2012 supplement to the Registrant's prospectus:

FIST2 P-1 10/12
SUPPLEMENT DATED OCTOBER 1, 2012
TO THE PROSPECTUS DATED FEBRUARY 1, 2012
OF
FRANKLIN INVESTOR SECURITIES TRUST

(Franklin Adjustable U.S. Government Securities Fund, Franklin Floating Rate Daily Access Fund, Franklin Low Duration Total Return Fund, Franklin
Total Return Fund)

The prospectus is amended as follows:

I. The Franklin Low Duration Total Return Fund will begin offering Class C shares on or about October 1, 2012. Therefore, on or about October 1, 2012, the Franklin Low Duration Total Return Fund will offer three classes of shares, Class A, Class C and Advisor Class.


October 1, 2012 supplement to the Registrant's Statement of Additional
Information:

FIST2 SA-1 10/12
     SUPPLEMENT DATED OCTOBER 1, 2012
TO THE STATEMENT OF ADDITIONAL INFORMATION
DATED FEBRUARY 1, 2012
OF
FRANKLIN INVESTOR SECURITIES TRUST

(Franklin Adjustable U.S. Government Securities Fund, Franklin Floating Rate Daily Access Fund, Franklin Low Duration Total Return Fund, Franklin Total Return Fund)

The statement of additional information is amended as follows:

I. The Franklin Low Duration Total Return Fund will begin offering Class
C shares on or about October 1, 2012. Therefore, on or about October 1, 2012, the Franklin Low Duration Total Return Fund will offer three classes of shares, Class A, Class C, and Advisor Class.

III. The second paragraph under "Organization, Voting Rights and Principal Holders" on page 69 is replaced with the following:
The Adjustable U.S. Government and the Low Duration Total Return Funds currently offers three classes of shares, Class A, Class C and Advisor Class. The Floating Rate Daily Access Fund currently offers four classes of shares, Class A, Class B, Class C and Advisor Class. The Total Return Fund currently offers five classes of shares, Class A, Class B, Class C, Class R and Advisor Class. New or additional investments into Class B are no longer permitted. Existing shareholders of Class B shares may continue as Class
B shareholders, continue to reinvest dividends into Class B shares and exchange their Class B shares for Class B shares of other Franklin Templeton funds as permitted by the current exchange privileges. The Funds may offer additional classes of shares in the future. The full title of each class is:

	Franklin Low Duration Total Return Fund - Class A
	Franklin Low Duration Total Return Fund - Class C
	Franklin Low Duration Total Return Fund - Advisor Class

VI. The second paragraph under the Section entitled "Underwriters - Distribution and service (12b-1) fess - Class A, B, C and R - The Class
A, B, C and R Plans," beginning on page 78 is replaced with the following:

Low Duration Total Return Fund pays Distributors up to 0.65% of Class C's average daily net assets, out of which 0.15% may be paid for services to the shareholders (service fees). Total Return Fund pays Distributors up to 0.65% per year of Class B and Class C's average daily net assets, out of which 0.15% may be paid for services to the shareholders (service fees). For Class R shares, the Fund pays Distributors up to 0.50% per year of the class's average daily net assets. Floating Rate Daily Access Fund pays Distributors up to 1.00% per year of the Class B's average daily net assets, out of which 0.25% may be paid for service fees, and up to 0.65% per year of Class C's average daily net assets, out of which 0.15% may be paid for service fees. Adjustable U.S. Government Fund pays Distributors up to 0.65% per year of Class C's average daily net assets out of which 0.15% may be paid for service fees. The Class B, C and R plans also may be used to pay Distributors for advancing commissions to securities dealers with respect to the initial sale of Class B, C and R shares. Class B plan fees payable to Distributors are used by Distributors to pay for ongoing shareholder servicing and to pay Distributors in connection with the advancing of commissions to securities dealers who sold Class B shares.